Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Michael W. Hambrick
February 9, 2004		Sr. Vice President & CFO
(843) 716-6150

HCSB FINANCIAL CORPORATION BOARD REPORTS DIVIDEND

Loris, SC – The HCSB Financial Corporation Board of Directors, at its regularly scheduled meeting on January 15, 2004, voted to declare a 7.50% stock dividend payable to shareholders of record February 13, 2004. The dividend will be paid on March 12, 2004.

This dividend marks the sixth straight year that HCSB Financial has declared a stock dividend.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

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